SWS GROUP | SOUTHWEST SECURITIES
Building what you value.

March 8, 2010

Mr. Bill Hunt
Network1 Financial Securities, Inc.
2 Bridge Avenue
4th Floor, Building 2
Red Bank, NJ 07701

Re: Fully Disclosed Clearing Agreement

Dear Bill,

Please consider this letter as an extension on our previous letter dated 11/25/09 of notification of our intent to terminate our clearing relationship with Network1 Financial Securities, Inc. effective 90 days after the date of the original letter. Per your request, your effective termination date at Southwest Securities has been extended an additional 90 days.

Please contact Kate Roberson at your earliest convenience to let us know of your new clearing firm. We will do everything possible to make this a smooth transition for you and your customers. Should you have any questions please feel free to contact the undersigned.

Sincerely,

Scott Kennedy
Senior Vice President
Director of Relationship Management

Cc: Virginia Jans, Director, NASD District 6
John Lacey, Chief Operations Officer, Southwest Securities
Kimberly Williams, Senior Vice President, Southwest Securities